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                                                                     Exhibit 4.3

             Sea Pines Associates, Inc. Deferred Issuance Stock Plan

                                    Article I
                     Establishment, Objectives, and Duration

         SECTION 1.1 ESTABLISHMENT OF THE PLAN. Sea Pines Associates, Inc., a South Carolina corporation ("Sea Pines"), hereby establishes an incentive compensation plan to be known as the "Sea Pines Associates, Inc. Deferred Issuance Stock Plan" (the "Plan"), as set forth in this document. Subject to
Section 7.6 hereof, the Plan shall become effective as of October 30, 2000 (the "Effective Date").

         SECTION 1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives which link the personal interests of Participants to those of Sea Pines' stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

         SECTION 1.3 DURATION OF THE PLAN. The Plan shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article VI hereof, until all Shares subject to it shall have been paid out according to the Plan's provisions.

                                   Article II
                          Definitions and Construction

         SECTION 2.1 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

         (A) "AWARD" means a grant under the Plan of the conditional right to receive Shares on a deferred basis.

         (B) "AWARD AGREEMENT" means an agreement entered into between Sea Pines and each Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

         (F) "BENEFICIAL OWNER" shall have the meaning ascribed to such term in Rule 13(d)(3) under the Exchange Act.

         (G)      "BOARD" means the Board of Directors of Sea Pines.

         (E) "CAUSE means (i) a material breach by the Participant of the Participant's obligations as an Employee to the Company (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Participant's part, which is committed in bad faith or without reasonable belief that the Participant's action or inaction constituting such breach is in the best interest of the Company and which is not remedied in a reasonable period of time after receipt of written notice



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                  from the Company specifying such breach or (ii) the conviction of the Participant of a crime involving moral turpitude.

         (F)      "CHANGE IN CONTROL" means

                           (i) The acquisition by an individual, entity or group
                  (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13(d)(3) under the Exchange Act) of 50% or more of either (a) the then outstanding shares of Common Stock (the "Outstanding Sea Pines Common Stock") or (b) the combined voting power of the then outstanding voting securities of Sea Pines entitled to vote generally in the election of Directors (the "Outstanding Sea Pines Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in
                  Control: (a) any acquisition directly from Sea Pines, (b) any acquisition by Sea Pines, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Sea Pines or any corporation controlled by Sea Pines or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section 2.1(f); or

                           (ii) Individuals who, as of the Effective Date,
                  constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Sea Pines stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (iii) Consummation of a reorganization, merger or
                  consolidation or sale or other disposition of all or substantially all of the assets of Sea Pines or the acquisition of assets of another corporation ( a "Business Combination"), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Sea Pines Common Stock and Outstanding Sea Pines Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Sea Pines or all or substantially all of Sea Pines' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Sea Pines Common Stock and Outstanding Sea Pines Voting Securities, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Sea Pines or such corporation resulting from such Business



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                  Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (iv) Approval by the stockholders of Sea Pines of a
                  complete liquidation or dissolution of Sea Pines; or

                           (v) Approval by the stockholders of Sea Pines of a
                  complete liquidation or dissolution, or the sale or disposition, of a Subsidiary designated by the Board of Directors as a "Material Subsidiary," but such event shall represent a Change in Control only with respect to a Participant who has been exclusively assigned to the affected "Material Subsidiary."

         (G) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         (H) "COMMITTEE" means any committee appointed by the Board to administer Awards to Employees as specified in Article III hereof. Any such committee shall be comprised entirely of Directors who satisfy the "outside director" requirements of Code Section 162(m) and who are "Non-Employee Directors" as defined in Rule 16(b)(3) under the Exchange Act.

         (I)      "COMMON STOCK" means the Voting Common Stock of Sea Pines.

         (J)      "COMPANY" means Sea Pines and all of its Subsidiaries.

         (K) "DEFERRED SHARE" means a Share covered by an Award granted to a Participant.

         (L) "DIRECTOR" means any individual who is a member of the Board; provided, however, that any Director who is employed by the Company shall also be considered an Employee under the Plan.

         (M) "DISABILITY" shall have the meaning ascribed to such term in Sea Pines' long-term disability plan, or if no such plan exists, shall be determined by the Committee.

         (N) "EFFECTIVE DATE" shall have the meaning ascribed to such term in Section 1.1 hereof.

         (O) "ELIGIBLE EMPLOYEE" means an Employee who is anticipated to be a significant contributor to the success of the Company as determined by the Committee.

         (P) "EMPLOYEE" means any employee of the Company. Any Director who is employed by the Company shall also be considered an Employee under the Plan.



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         (Q)      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         (R) "FAIR MARKET VALUE" shall mean, with respect to a Share on any day, the fair market value of a Share on such day as determined by the Committee in such manner as it may in good faith deem appropriate; provided that in making such determination, the Committee shall not take into account the effect of any restrictions on the Shares other than restrictions which, by their terms, will never lapse.

         (S) "GOOD CAUSE" means (i) a decrease in the Participant's base salary, (ii) a substantial diminution in the Participant's position or (iii) the Company requiring the Participant to relocate his principal place of business to a location more than 75 miles from the location of his principal place of business on the date of an Award to the Participant

         (T) "PARTICIPANT" means an Eligible Employee who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

         (U)      "PERSON" shall have the meaning ascribed to such term in
                  Section 2.1 (f) hereof.

         (V) "RETIREMENT" shall have the meaning ascribed to such term in the Participant's governing retirement plan, or if no plan exists, by the Committee.

         (W)      "SHARES" means shares of the Common Stock.

         (X) "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which Sea Pines is the Beneficial Owner of a majority of the outstanding voting securities entitled to vote generally in the election of directors or other persons performing similar functions.

         SECTION 2.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         SECTION 2.3 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         SECTION 2.4 RESERVATION OF SHARES. Sea Pines shall, at all times during the term of the Plan, reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements hereof. Notwithstanding the foregoing, the inability of Sea Pines to obtain, from any regulatory body of appropriate jurisdiction, authority considered by Sea Pines to be necessary or desirable to the lawful issuance of any Shares hereunder shall relieve Sea Pines of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

         SECTION 2.5 GOVERNING LAW. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of South Carolina and applicable Federal law.



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                                   Article III
                                 Administration

         SECTION 3.1 GENERAL. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall have the authority to delegate administrative duties to officers of the Company.

         SECTION 3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or Bylaws of Sea Pines, and subject to the provisions hereof, the Committee shall have full power to select Eligible Employees who shall participate in the Plan; determine the sizes of Awards; determine the terms and conditions of Awards, including any restrictions on the Deferred Shares when issued; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article VI hereof) amend the Plan and/or the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. No Eligible Employee shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

      SECTION 3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including Sea Pines, its stockholders, Directors, Eligible Employees and Participants and their successors.

                                   Article IV
                           Shares Subject to the Plan

         SECTION 4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in this Article, the number of Shares subject to the Plan shall be 180,000. The issuance of Shares pursuant to the Plan shall reduce, on a one-for-one basis, the number of Shares available for issuance under the Plan.

         SECTION 4.2 ADJUSTMENTS IN SHARES. Subject to any action required by the stockholders of Sea Pines, the maximum number of Shares that may be issued under the Plan pursuant to Section 4.1 and the number of Shares covered by each outstanding Award Agreement shall, in each case, be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a dividend in Shares (but only on the Common Stock) or any other increase or decrease in the number of Shares issued and outstanding effected without receipt of consideration by Sea Pines. For purposes of the preceding sentence, the issuance of Shares pursuant to the Plan, or any other compensation plan providing for the issuance of Shares, shall not be deemed to be effected without receipt of consideration by Sea Pines

                  Subject to any action required by the stockholders, in the event of a Business Combination that does not result in a Change in Control, each Award Agreement outstanding under the Plan shall pertain to and apply to the securities or other consideration that a holder of the number of Shares underlying the Award Agreement would have been entitled to receive in the Business Combination. In the event of a Business Combination that results in a


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Change in Control of the type set forth in paragraph (iii) of the definition of
Change in Control or in the event of the complete liquidation or dissolution of Sea Pines, then each outstanding Award Agreement shall terminate and the Participants shall receive their respective Deferred Shares in Shares.

                  In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be Common Stock within the contemplation of the Plan.

                  The foregoing adjustments shall be made by the Committee, whose determination shall be conclusive.

                  Except as expressly provided in the Plan, the Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) any stock dividend, (iii) any other increase or decrease in the number of shares of stock of any class, (iv) any dissolution, liquidation, merger or consolidation or spin-off, split-off or split-up of assets of Sea Pines or stock of another corporation or (v) any issuance by Sea Pines of shares of stock of any class or securities convertible into shares of stock of any class. Moreover, except as expressly provided in the Plan, the occurrence of one or more of the above-listed events shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares underlying the Award Agreement.

                  The grant of an Award pursuant to the Plan shall not affect in any way the right or power of Sea Pines to make adjustments, reclassifications, reorganizations or changes to, of or in its capital or business structure or to merge, consolidate, dissolve or liquidate or sell or transfer all or any part of its business or assets.

         SECTION 4.3 RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any Deferred Shares underlying his Award until the date of the issuance of a stock certificate for those Shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4.2.

                                    Article V
                              Payment and Deferral

         SECTION 5.1 TIMING OF PAYMENT OF DEFERRED SHARES. Except as provided below, all Deferred Shares underlying an Award shall be fully earned and shall be promptly paid to the Participant in a single lump sum upon the first to occur of (a) the Participant's death, (b) the Participant's Disability, (c) the Participant's Retirement, (d) a Change in Control, (e) the termination by the Participant of his employment with the Company for Good Reason, (f) the termination by the Company of the Participant's employment with the Company without Cause, (g) termination of the Plan or (h) the fifth anniversary of the date of the Award. Unless the Committee shall determine otherwise, if a Participant's employment with the Company is terminated by the Company or by the Participant for any reason not specified in the preceding sentence prior to the Deferred Shares underlying an Award being fully earned, he shall forfeit all


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rights he may have with respect to such Award, with respect to all Deferred
Shares underlying such Award and otherwise under the Plan except with respect to Deferred Shares which have been fully earned.

         SECTION 5.2.FORM OF PAYMENT OF AWARDS. Subject to the terms of the Plan (including Section 7.1 relating to withholding), the Committee shall pay the awarded Deferred Shares in the form of Shares.

         SECTION 5.3 DEFERRALS. Prior to the grant of any Award, a Participant may elect that the payment of Deferred Shares be deferred until termination of employment and may elect to receive such payment in a specified number of annual installments. In addition, the Committee may establish rules and procedures, in its sole and absolute discretion, to permit a Participant to defer such Participant's receipt of Shares that would otherwise be due to such Participant.

         SECTION 5.4 NONTRANSFERABILITY. Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

         SECTION 5.5 BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by Sea Pines and will be effective only when filed by the Participant in writing with the Secretary of Sea Pines during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                                   Article VI
                     Amendment, Modification and Termination

         SECTION 6.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to the terms of the Plan, the Committee may at any time and from time to time amend, modify or terminate the Plan in whole or in part for any purpose which the Committee deems appropriate.

         SECTION 6.2 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award. A termination of the Plan shall have the consequences described in Section 5.1.

                                   Article VII
                                  Miscellaneous

         SECTION 7.1 WITHHOLDING. Sea Pines shall have the power and the right to deduct or withhold, or require a Participant to remit to Sea Pines, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with



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respect to an Award under the Plan. With respect to withholding required as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having Sea Pines withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant and shall be subject to any restrictions or limitations that the Committee, in its sole and absolute discretion, deems appropriate.

         SECTION 7.2 INDEMNIFICATION. Each Person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by Sea Pines against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with Sea Pines' approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give Sea Pines an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under Sea Pines' Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that Sea Pines may have to indemnify them or hold them harmless.

         SECTION 7.3 SUCCESSORS. All obligations of Sea Pines under the Plan with respect to Awards granted hereunder shall be binding on any successor to Sea Pines.

         SECTION 7.4 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         SECTION 7.5 POOLING OF INTERESTS ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control or other Business Combination is contingent on using pooling of interests accounting methodology, the Committee may take any action necessary to preserve the use of pooling of interests accounting.

         SECTION 7.6 APPROVAL OF STOCKHOLDERS. No Award shall be enforceable against Sea Pines unless the Plan shall have been ratified by the stockholders of Sea Pines on or before October 29, 2001.



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